                           LOAN AND SECURITY AGREEMENT

                                                    Dated as of January 19, 2000

                                      among
                           MMC/GATX PARTNERSHIP NO. I
                                       and
                    TRANSAMERICA BUSINESS CREDIT CORPORATION
                                   as Lenders

                                       and
                              TRIPATH IMAGING, INC.
                             a Delaware corporation
                              780 Plantation Drive
                              Burlington, NC 27215
                                   as Borrower

                            CREDIT AMOUNT: $7,000,000

Commitments:           MMC/GATX Partnership No. I:                                          $3,500,000
                       Transamerica Business Credit Corporation:                            $3,500,000

                  Repayment Period:                                    36 months

                  Treasury Note Maturity:                              36 months

                  Loan Margin:                                         800 basis points

                  Commitment Termination Date:                         May 31, 2000

         The defined terms and information set forth on this cover page are a part of the LOAN AND SECURITY AGREEMENT, dated as of the date first written above (this "Agreement"), entered into by and among MMC/GATX PARTNERSHIP NO. I ("MMC/GATX") and TRANSAMERICA BUSINESS CREDIT CORPORATION ("TBCC") (MMC/GATX and TBCC are each individually a "Lender" and collectively, "Lenders") and the borrower ("Borrower") set forth above. The terms and conditions of this Agreement agreed to between Lenders and Borrower are as follows:

                                   ARTICLE I
                                 INTERPRETATION


         1.01. Certain Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, the following terms, when used in this Agreement or any other Operative Document, shall have the following respective meanings:

         "Applicable Premium" shall mean an amount equal to the greater of (i) zero and (ii) the excess of (x) the sum of the present values, at the date of prepayment of the amount of each remaining scheduled payment of interest on and principal on a Loan, or portion of such payment, which will not be required to be made as a result of such prepayment (each such payment an "Amount Payable") (each such Amount Payable discounted separately at the Treasury Rate, determined on the date three (3) Business Days before the date of prepayment, compounded monthly, from the date such Amount Payable would be due), over (y) the principal amount of such Note to be prepaid. The "Treasury Rate" shall be the yield (as quoted in The Wall Street Journal on the date which is three (3) Business Days prior to the date of prepayment) on U.S. Treasury securities adjusted to a constant maturity equal to the then remaining number of full months to maturity of the applicable Note.

         "Borrower's Home State" shall mean North Carolina, the state in which Borrower's principal place of business is located.

         "Business Day" shall mean any day other than a Saturday, Sunday or public holiday under the laws of California, Illinois or Borrower's Home State or other day on which banking institutions are authorized or obligated to close in California, Illinois or Borrower's Home State.

         "Claim" has the meaning given to that term in Section 10.03.

         "Collateral" has the meaning given to that term in Section 5.01.

         "Commitment" means, with respect to each Lender, the amount set forth following such term on the cover page of this Agreement and "Commitments" means all such amounts collectively.

         "Commitment Fee" has the meaning given to that term in Section 2.04.

         "Commitment Termination Date" shall mean the date specified on the cover page of this Agreement.

         "Credit Amount" shall mean the maximum aggregate amount of the Loans under this Agreement (if the conditions specified in Schedule 3 are satisfied), which amount is set forth following such term on the cover page of this Agreement.

         "Default" shall mean any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

         "Default Rate" shall mean the per annum rate of interest equal to the higher of (i) 18% or (ii) the Prime Rate plus 6%, but such rate shall in no event be more than the highest rate permitted by applicable law.

         "Disclosure Schedule" has the meaning set forth in the definition of the term "Permitted Indebtedness."

         "Environmental Law" shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning any Hazardous Material, as now or at any time hereafter in effect.

         "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

         "Event of Default" has the meaning given to that term in Section 9.01.

         "Funding Date" shall mean a date on which a Loan is made to or on account of Borrower under this Agreement.

         "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

         "Hazardous Material" means any hazardous, dangerous or toxic constituent material, pollutant, waste or other substance, whether solid, liquid or gaseous, which is regulated by any federal, state or local governmental authority.

         "Indebtedness" shall mean, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

         "Intellectual Property" shall mean all of Borrower's right, title and interest in and to patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by Borrower and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media.

         "Interim Interest" has the meaning given to that term in Section
2.01(c).

         "Investment" shall mean the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

         "Lien" shall mean any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreements, charge, claim, encumbrance or other lien in favor of any Person.

         "Loan" means a Loan advanced by a Lender to Borrower under this Agreement according to the Commitment of such Lender.

         "Loan Margin" shall mean the number of basis points set forth following such term on the cover page of this Agreement.

         "Loan Rate" shall mean, with respect to each Loan, the per annum rate of interest (based on a year of twelve 30-day months) equal to the sum of (a) the U.S. Treasury note rate of a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the date the Note with respect to each Loan is prepared, plus (b) the Loan Margin.

         "Note" shall mean one of the secured promissory notes of Borrower substantially in the form of Exhibit A-1 or Exhibit A-2.

         "Obligations" has the meaning given to that term in Section 5.01.

         "Operative Documents" shall mean this Agreement, the Notes and the Warrants and all other documents, instruments and agreements executed and delivered in connection herewith or therewith or in respect of the closing of the transactions contemplated hereby or thereby.

         "Payment Date" has the meaning given to that term in the applicable
Note.

         "Permitted Indebtedness" shall mean and include:

                  (a)      Indebtedness of Borrower to Lenders;

                  (b) Indebtedness of Borrower secured by Liens permitted under clause (e) of the definition of Permitted Liens;

                  (c) Indebtedness arising from the endorsement of instruments in the ordinary course of business;

                  (d) Indebtedness existing on the date hereof and set forth on the disclosure schedule attached hereto as
                           Schedule 2 ("Disclosure Schedule");

                  (e) Indebtedness in an aggregate principal amount not exceeding $5,000,000, consisting of: (1) a revolving credit facility provided by Silicon Valley Bank in which the loans are limited to less than 100% of Borrower's outstanding accounts receivable, and (2) the Non-Recourse Receivables Purchase Agreement dated as of January 10, 2000 (the "Bank Factoring Facility") between Silicon Valley Bank and Borrower for the purchase of up to $2,000,000 of "Purchased Receivables" (as defined thereunder); and

                  (f)      Subordinated Indebtedness.

         "Permitted Investments" shall mean and include:

                  (a) Deposits with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation;

                  (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; and

                  (c) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

                  (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

                  (e) Investments consisting of deposit accounts of Borrower in which Lenders have a perfected security interest;

                  (f) Other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time;

                  (g) Investments Borrower now has as listed on the Disclosure Schedule; and

                  (h) Investments acquired solely by issuance of Borrower's Equity Securities and which do not result in the incurrence or payment of Indebtedness.

         "Permitted Liens" shall mean (a) the Lien created by this Agreement,
(b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower), (c) Liens identified on the Disclosure Schedule, (d) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of business of Borrower, (e) Liens upon any equipment or other personal property acquired by Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property or (ii) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of Borrower's officers, directors or shareholders holding five percent (5%) or more of Borrower's Equity Securities, (f) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (g) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and non-exclusive licenses, Liens or similar arrangements entered into in connection with joint ventures and corporate collaborations in the ordinary course of business; and (h) Liens securing Indebtedness permitted under clause (e) of the definition of Permitted Indebtedness.

         "Person" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

         "Prime Rate" shall mean the interest rate per annum specified in the "Money Rates" column of The Wall Street Journal, but such rate shall in no event be more than the highest interest rate permitted by applicable law.

         "Subordinated Indebtedness" shall mean Indebtedness subordinated to the Obligations on terms and conditions acceptable to Lenders in their sole discretion.

         "Subsidiary" shall mean any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

         "Term" shall mean the period from and after the date hereof until the payment or satisfaction in full of all Obligations under this Agreement and the other Operative Documents.

         "Treasury Note Maturity" shall mean the period of months set forth following such term on the cover page of this Agreement.

         "Warrants" shall mean separate warrants to be issued at the direction of the Lenders to purchase securities of Borrower substantially in the form of Exhibit B.

         1.02. Headings. Headings in this Agreement and each of the other Operative Documents are for convenience of reference only and are not part of the substance hereof or thereof.

         1.03. Plural Terms. All terms defined in this Agreement or any other Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

         1.04. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower and Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lenders.

         1.05. Entire Agreement. This Agreement, together with the terms set forth in each of the other Operative Documents, taken together, constitute and, contain the entire agreement of Borrower and Lenders and, with regard to their respective subject matters, supersede any and all prior agreements, term sheets, negotiations, correspondence, understandings and communications among the parties, whether written or oral, with respect to their respective subject matters. Borrower acknowledges that it is not relying on any representation or agreement made by any Lender or any employee, agent or attorney of any Lenders, other than the specific agreements set forth in this Agreement and the Operative Documents.

         1.06. Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits," "Schedules" and "Annexes" are to articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Operative Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Operative Document shall refer to this Agreement or such other Operative Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Operative Document, as the case may be. The words "include" and "including" and words of similar import when used in this Agreement or any other Operative Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Operative Document, all accounting terms used in this Agreement or any other Operative Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

                                   ARTICLE II
                                   THE CREDIT

         2.01. Credit Facility.

                  (a) The Credit Amount. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, each Lender severally agrees to lend to Borrower a Loan in the amount of such Lender's Commitment. No Lender shall be required to make a Loan in an amount in excess of its Commitment. The Loans may be prepaid only as set forth in Section 2.01(d).

         Facility A:
         MMC/GATX shall make one Loan in the amount of $3,500,000 on or before January 31, 2000.

         Facility B:
         TBCC shall make one Loan in the amount of $1,750,000 on or before January 31,2000.

         Facility C:
         TBCC shall make one Loan in the amount of $1,750,000 upon the satisfaction of the conditions set forth in Section 8.03.

                  (b) Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, at a per annum rate of interest equal to the Loan Rate for such Loan determined in accordance with the definition of Loan Rate. The Loan Rate applicable to a Loan shall not be subject to change in the absence of manifest error. All computations of interest on a Loan shall be based on a year of twelve 30-day months. If Borrower pays interest on a Loan which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of such Loan.

                  (c) Payments of Principal and Interest. Borrower shall make payments of accrued interest only on the outstanding principal amount of each Loan on the first six Payment Dates specified in each Lender's Note and thirty
(30) equal payments of principal equal to 3.333% of the Loan Amount, plus accrued interest on the outstanding principal amount of such Lender's Loan on each subsequent Payment Date as set forth in such Lender's Note. If the Funding Date is not the first day of a month, Borrower shall pay the interim interest accruing between the Funding Date and the next first day of the month ("Interim Interest") on the Funding Date.

                  (d) Optional Prepayment with Premium. Upon ten (10) Business Days' prior written notice to Lenders, Borrower may, at its option, at any time, prepay all, and not less than all, of the Loans in full at a prepayment price equal to the principal amount of each Loan, plus interest accrued on each Loan through and including the date of such prepayment, plus a premium on each Loan equal to the Applicable Premium. If an Event of Default occurs and is continuing, and the Lenders exercise their right under Section 9.02 to accelerate the Loans or the Loans are automatically accelerated, Borrower expressly agrees that the amount then due and payable shall include the Applicable Premium as of the date of such acceleration.

         2.02. Use of Proceeds; the Loan and the Notes; Disbursement.

                  (a) Use of Proceeds. The proceeds of the Loans shall be used solely for working capital or general corporate purposes of Borrower.

                  (b) The Loans and the Notes. The obligation of Borrower to repay the unpaid principal amount of and interest on each Lender's Loan shall be evidenced by a Note issued to each Lender and each Lender is authorized to endorse on a grid annexed to its Note appropriate notations regarding payments made on the Note; provided, however, that the failure to make, or an error in making, any such notation shall not limit or otherwise affect the obligations of Borrower hereunder or thereunder.

                  (c) Disbursement. Each Lender shall disburse its Loan by wire transfer to Borrower unless otherwise directed in writing by Borrower. Borrower's wire transfer instructions are: TriPath Imaging, Inc., Account No. 1445003001, Wachovia Bank & Trust, Winston-Salem, North Carolina, USA, ABA # 053100494, SWIFT-WACH US3W. Notwithstanding anything stated herein to the contrary, no Lender shall have any obligation to advance funds on behalf of the another Lender.

                  (d) Termination of Commitment to Lend. Notwithstanding anything to the contrary in the Operative Documents, Lenders' obligations to advance the Loans hereunder shall terminate on the earlier of (i) the occurrence of any Event of Default hereunder and (ii) the Commitment Termination Date.

         2.03. Other Payment Terms.

                  (a) Place and Manner. Borrower shall make all payments due to Lenders in lawful money of the United States, in immediately available funds, at the address for payments and in the manner specified in Section 10.05(b).

                  (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

                  (c) Default Rate. If either (i) any amounts required to be paid by Borrower under this Agreement or the other Operative Documents (including principal or interest payable on the Loan, any fees or other amounts) remain unpaid after such amounts are due, or (ii) an Event of Default has occurred and is continuing, Borrower shall pay interest on the outstanding principal balance hereunder from the date due or from the date of the Event of Default, as applicable, until such past due amounts are paid in full or until all Events of Defaults are cured, as applicable, at a per annum rate equal to the Default Rate, such rate to change from time to time as the Prime Rate shall change. All computations of such interest at the Default Rate shall be based on a year of 360 days and twelve 30-day months.

         2.04. Commitment Fee. Borrower has paid a Commitment Fee in the aggregate amount of $25,000 (the "Commitment Fee"). Any portion of the Commitment Fee not utilized to pay Lenders' expenses in connection with due diligence or the negotiation, documentation and funding of the Loans will be applied pro rata to the first principal amounts due under the Notes for Facility A and Facility B following the determination of Lenders' expenses. If the Loans under Facility A and Facility B are not made, any remaining balance of the Commitment Fee shall be retained by and divided among the Lenders as they shall determine.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.01. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower makes the following representations and warranties to Lenders as of the date hereof and again on the Funding Date:

                  (a) Organization and Qualification. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in Borrower's Home State. Borrower has no Subsidiaries.

                  (b) Authority. Borrower has all necessary corporate power, authority and legal right and has obtained all approvals and consents and has given all notices necessary to execute and deliver this Agreement and the other Operative Documents and to perform the terms hereof and thereof. Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted.

                  (c) Conflict with Other Instruments, etc. Neither the execution and delivery of any Operative Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the charter or the bylaws of Borrower or, to its knowledge, any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any material agreement or instrument to which Borrower is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

                  (d) Properties. Except as disclosed in the Disclosure Schedule, Borrower has good and marketable title to the Collateral, free and clear of all Liens, other than Permitted Liens. Borrower has good title and ownership of, or is licensed under, all of Borrower's current Intellectual Property, with no known infringement of the rights of others. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Borrower.

                  (e) Authorization, Governmental Approvals, etc. The execution and delivery by Borrower of each Operative Document, the granting of the security interest in the Collateral, the issuance of the Warrants, the issuance of the securities into which the Warrants are exercisable, and the performance of the obligations herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (i) the valid execution and delivery of any Operative Document to which Borrower is a party, (ii) the performance of Borrower's obligations under any Operative Document, or (iii) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants. The Operative Documents have been or will be duly executed and delivered and constitute or will constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

                  (f) Litigation. Except as disclosed in the Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or the business or any property or asset owned by it, before any court or governmental department, agency or instrumentality which, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

                  (g) Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Lenders pursuant to this Agreement (i) constitute and will continue to constitute security interests ranking second in priority only to the Liens securing the Indebtedness permitted under clause (e) of the definition of Permitted Indebtedness (except to the extent any other Permitted Lien may create any priority to Lenders' Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights in the Collateral of all other creditors of Borrower (except to the extent of such Permitted Liens). Except as set forth in the Disclosure Schedule, Borrower does not own any right, title or interest in or to any real property (other than leasehold interests), motor vehicles, promissory notes or other property (excluding Intellectual Property) with respect to which a security interest must be perfected by a method other than the filing of a UCC-1 financing statement. All of Borrower's federally registered patents, trademarks and/or copyrights have been accurately disclosed in the documents referred to in item (i) of Part I of Schedule 3 hereto.

                  (h) Executive Offices. The principal place of business and chief executive office of Borrower, and the office where Borrower will keep all records and files regarding the Collateral, is set forth on the cover page of this Agreement.

                  (i) Solvency, Etc. Borrower is Solvent (as defined below) and, after the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                  (j) Catastrophic Events; Labor Disputes. None of Borrower or its properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower.

                  (k) No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since September 30, 1999.

                  (l) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to Lenders by or on behalf of Borrower in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Lenders recognize that all financial projections furnished to Lenders by or on behalf of Borrower in connection with the Operative Documents or the transactions contemplated thereby are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from the projected or forecasted results.

                  (m) Certain Agreements of Officers, Employees and Consultants.

                           (i) To the knowledge of Borrower, no officer,
employee or consultant of Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement, or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by Borrower because of the nature of the business conducted or to be conducted by Borrower or relating to the use of trade secrets or proprietary information of others, and to Borrower's knowledge, the continued employment of Borrower's officers, employees and consultants does not subject Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant.

                           (ii) To the knowledge of Borrower, no officers of
Borrower, and no employee or consultant of Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower, has any present intention of terminating his or her employment or consulting relationship with Borrower.

                                   ARTICLE IV
                             REPORTING REQUIREMENTS

         4.01. Furnishing Reports. Borrower shall furnish to Lenders:

                  (a) Financial Statements. (i) At the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; (ii) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q; and (iii) and such other financial information as Lenders may reasonably request from time to time.

                  (b) Notice of Defaults. As soon as possible, and in any event within five (5) Business Days after the discovery of a Default or Event of Default provide Lenders with an officer's certificate of

Borrower setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

                  (c) Litigation Reporting. Quarterly written updates or at such other times as Lenders may reasonably request, information and documentation with respect to the progress of any patent litigation affecting the Borrower's Intellectual Property, including the litigation involving Cytyc Corporation (collectively, "Intellectual Property Litigation"). As soon as possible, and in any event within two (2) Business Days thereafter, notification of significant rulings and major developments which could affect the outcome of Intellectual Property Litigation. Borrower shall continue to provide assistance to Lenders in connection with inquiries regarding Intellectual Property Litigation.

                  (d) Miscellaneous. Such other information as Lenders may reasonably request from time to time.

                                   ARTICLE V
                           GRANT OF SECURITY INTEREST
                     GENERAL PROVISIONS CONCERNING SECURITY

         5.01. Grant of Security Interest. Borrower, in order to secure the payment of the principal and interest with respect to the Loans made pursuant to this Agreement, all other sums due under and in respect hereof and of the other Operative Documents, including fees, charges, expenses and attorneys' fees and costs and the performance and observance by Borrower of all other terms, conditions, covenants and agreements herein and in the other Operative Documents (all such amounts and obligations being herein sometimes called the "Obligations"), does hereby grant to Lenders and their successors and assigns, a security interest in and to the following property (collectively, the "Collateral"): All right, title, interest, claims and demands of Borrower in and to:

                  (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

                  (b) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's books relating to any of the foregoing;

                  (c) All contract rights and general intangibles (including Intellectual Property), now owned or hereafter acquired, including, without limitation, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

                  (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's books relating to any of the foregoing;

                  (e) All documents, cash, deposit accounts, letters of credit, certificates of deposit, instruments, chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower's books relating to the foregoing; and

                  (f) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.


         5.02. Duration of Security Interest. Lenders' security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations, whereupon such security interest shall terminate. Lenders, upon payment in full and the satisfaction of the Obligations, shall execute such further documents and take such further actions as may be necessary to effect the release and/or termination contemplated by this Section 5.02, including duly executing and delivering termination statements for filing in all relevant jurisdictions.

         5.03. Possession of Collateral. So long as no Event of Default has occurred and is continuing, Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Lenders for perfection of its security interest therein) and to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

         5.04. Location of Collateral. Except as disclosed in the Disclosure Schedule, the Collateral is and shall remain in the possession of Borrower at Borrower's address stated on the cover page of this Agreement.

         5.05. Lien Subordination. Lenders agree that the Liens granted to them in Collateral hereunder shall be subordinate to the Liens granted in connection with Indebtedness permitted by clause (e) of the definition of Permitted Indebtedness. Lenders agree that the Liens granted to it hereunder in Third Party Equipment (as defined below) shall be subordinate to the Liens of (i) existing and future lenders providing equipment financing and equipment lessors; provided, that such Liens are confined solely to the equipment so financed and the proceeds thereof ("Third Party Equipment"); and provided, further, that the Obligations hereunder shall not be subordinate in right of payment to any obligations to any other lender, equipment lender or equipment lessors and Lenders' rights and remedies hereunder shall not in any way be subordinate to the rights and remedies of any such lender or equipment lessors. Lenders agree to execute and deliver such agreements and documents as may be reasonably requested by Borrower from time to time which set forth the lien subordination described in this Section 5.05 and are reasonably acceptable to Lenders. Lenders shall have no obligation to execute any agreement or document which would impose obligations, restrictions or lien priority on Lenders which are less favorable to Lenders than those described in this Section 5.05.

         5.06 Intellectual Property. (a) Within 30 days of the date of this Agreement, Borrower shall register or cause to be registered with the United States Copyright Office (i) any software (material to the business of Borrower) developed or acquired by Borrower in connection with any product developed or acquired for sale or licensing. (b) While any Obligations remain outstanding, Borrower shall register or cause to be registered with the United States Copyright Office (i) any software (material to the business of Borrower) developed or acquired by Borrower hereafter from time to time in connection with any product developed or acquired for sale or licensing and (ii) any major revisions or upgrades to any software that has previously been registered with the United States Copyright Office. Borrower shall file for registration within 30 days from the development or acquisition of such software, major revision or upgrade.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         6.01. Affirmative Covenants.

                  (a) Payment of Taxes, etc. Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of its properties; provided that there shall be no requirement to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by appropriate proceedings or which presents no risk of seizure, forfeiture, levy or other event which could jeopardize any Collateral or (ii) for which payment in full is bonded or reserved in Borrower's financial statements.

                  (b) Inspection Rights. Borrower shall, at any reasonable time and from time to time, permit Lenders or any of their agents or representatives to inspect the Collateral, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors relating in each case to Lenders' capacity as lenders and secured party hereunder and with respect to the Collateral.

                  (c) Maintenance of Equipment and Similar Assets. Borrower shall keep and maintain all items of equipment and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Borrower shall not permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Lenders. Borrower shall not permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Lenders have any security interest in any residual Borrower's interest in such equipment under the lease), Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease.

                  (d) Insurance. Borrower shall, obtain and maintain, at its own expense, insurance of a type and with such limits as are carried by similarly situated companies, including at a minimum:

                           (i) "All risk" insurance against loss or damage to
the Collateral. The coverage limit shall be determined to Lenders' reasonable satisfaction. The deductible shall not exceed $25,000. The policy shall name Lenders as loss payees with respect to the Equipment, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Lenders.

                           (ii) Commercial general liability insurance
(including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lenders. The limit of liability shall be at least $5,000,000 per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to $25,000. The policy(ies) shall name Lenders as an additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Lenders, and contain cross liability and severability of interest clauses.

                           (iii) Such other insurance against risks of loss and
with terms as shall be reasonably required by Lenders.

         All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Lenders. All policies of insurance shall provide that Lenders shall be given 30 days notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Lenders certificates of insurance or other evidence satisfactory to Lenders that insurance complying with all of the above requirements is in effect.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

         7.01. Negative Covenants. So long as the Obligations remain outstanding, Borrower shall not:

                  (a) Name; Location of Chief Executive Office and Collateral. Without thirty (30) days prior written notice to Lenders, change its chief executive office or principal place of business or remove or cause to be removed from the locations set forth on the cover page or in the Disclosure Schedule hereof or move any Collateral to a location other than that set forth on the cover page or in the Disclosure Schedule hereof.

                  (b) Liens on Collateral. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

                  (c) [Reserved.]

                  (d) Dispositions of Collateral. Convey, sell, offer to sell, lease, transfer, exchange or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral to any Person, other than: (i) Transfers of inventory in the ordinary course of business; (ii) Transfers which would constitute Permitted Liens under clause (g) of the definition of Permitted Liens; (iii) Transfers of worn-out or obsolete equipment, replaced equipment and excess equipment; or (iv) sales of "Purchased Receivables" (as defined in the Bank Factoring Facility (as defined in clause (e) of the definition of Permitted Indebtedness)) up to an aggregate amount of $2,000,000 under the Bank Factoring Facility. Borrower may, however, encumber the equipment listed in the Disclosure Schedule through lease financing.

                  (e) Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases by cancellation of indebtedness pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed $100,000); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, that Borrower may pay dividends payable solely in Common Stock.

                  (f) Mergers or Acquisitions. Merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or assets of another Person, except where acquisitions by Borrower are made solely through the issuance of Borrower's Equity Securities and which do not result in the incurrence or payment of Indebtedness.

                  (g) Transactions With Affiliates. Enter into any contractual obligation with any affiliate or engage in any other transaction with any affiliate only upon terms at least as favorable to Borrower as an arms-length transaction with unaffiliated Persons, except for compensation, stock options and stock grants made or paid to individuals for services rendered.

                  (h) Maintenance of Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except (i) accounts located at Silicon Valley Bank and (ii) other accounts with respect to which Lenders take such action as they deem necessary to obtain a perfected security interest in such account.

                  (i) Indebtedness Payments. (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Loan Agreement or the Notes or under any revolving credit agreement constituting Permitted Indebtedness under clause (e) of the definition of Permitted Indebtedness) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders.

                  (j) Indebtedness. Create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

                  (k) Investments. Make any Investment except for Permitted Investments.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         8.01. Closing. At the time of execution and delivery of this Agreement, Borrower shall have duly executed and/or delivered to Lenders the items set forth in Part I of Schedule 3.

         8.02. Other Conditions. The obligation of the Lenders to make the Loans under Facility A and Facility B shall be subject to the execution and/or delivery to such Lenders of each of the items set forth in Part I of Schedule 3 and the satisfaction by Borrower of each condition set forth in Part II of
Schedule 3.

         8.03. Other Conditions. The obligation of the TBCC to make the Loan under Facility C shall be subject to the execution and/or delivery to TBCC of each of the items set forth in Part I of Schedule 3, the satisfaction by Borrower of each condition set forth in Part II of Schedule 3, and the satisfaction by Borrower of each condition set forth in Part III of Schedule 3.

         8.04. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Lenders each item required to be delivered to Lenders as a condition to a Loan, if the Loan is advanced. Borrower expressly agrees that the extension of any Loan prior to the receipt by Lenders of any such item shall not constitute a waiver by Lenders of Borrower's obligation to deliver such item.

                                   ARTICLE IX
                              DEFAULT AND REMEDIES

         9.01. Events of Default. An "Event of Default" shall mean the occurrence of one or more of the following described events:

                  (a) Borrower shall (i) default in the payment of principal of or interest on any Loan when the same is due, or (ii) default in the payment of any expense or other amount payable hereunder or thereunder for five (5) days after receipt of written notice from a Lender that the same is due; or

                  (b) Borrower shall breach any provision of Section 6.01(d) or
Section 7.01; or

                  (c) Borrower shall default in the performance of any covenant, agreement or obligation (other than a covenant, agreement or obligation referred to in, Section 9.01(a) or Section 9.01(b)) contained in any Operative Document (other than the Warrants) and Borrower shall fail to cure within thirty (30) days after receipt of written notice from Lenders any default in the performance of any such covenant, agreement or obligation contained therein; or

                  (d) Borrower shall have breached the terms of any of the Warrants and Borrower shall fail to cure such breach within thirty (30) days of the earlier of: (i) Borrower's receipt of written notice from Lenders of such breach, or (ii) Borrower becoming aware of such breach; or

                  (e) Any representation or warranty made herein or on the Funding Date by Borrower in any Operative Document, or any certificate or financial statement furnished pursuant to the provisions of any Operative Document, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (f) Any Operative Document shall in any material respect cease to be, or Borrower shall assert that any Operative Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms; or

                  (g) Defaults shall exist under any agreements of Borrower which consist of the failure to pay any Indebtedness at maturity or which result in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness of Borrower in an aggregate amount in excess of Five Hundred Thousand Dollars ($500,000) or a default shall exist under any financing agreement with a Lender or any of such Lender's affiliates; or

                  (h) A proceeding shall have been instituted in a court of competent jurisdiction seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or


                  (i) Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

                  (j) A final judgment or order for the payment of money in excess of Five Hundred Thousand Dollars ($500,000) (exclusive of amounts covered by insurance issued by an insurer not an affiliate of Borrower) shall be rendered against Borrower and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

                  (k) If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lenders or a material impairment of the value or priority of Lenders' security interests in the Collateral; or

                  (l) If any material portion of Borrower's assets is attached, seized, subjected to writ or distress warrant, or is levied upon, or comes into possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute and Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower; or


                  (m) If there occurs a development or ruling in Borrower's Intellectual Property Litigation, which Lenders in their good faith business judgment believe indicates a likelihood of a material adverse effect on: (i) Borrower's business, (ii) the prospect of repayment of any portion of the Obligations owing to Lenders or (iii) the value or priority of Lenders' security interests in the Collateral.

         9.02. Consequences of Event of Default.

                  (a) If an Event of Default specified under any of clauses (a) through (g) or (j) through (m) of Section 9.01 shall occur and be continuing, any Lender may (i) declare all of the Loans, together with interest thereon, plus the Applicable Premium and all other liabilities of Borrower hereunder and under the other Operative Documents to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and (ii) terminate any commitment to make the Loans and terminate any commitment to advance money or extend credit to or for the benefit of Borrower pursuant to any other agreement or commitment extended by a Lender to Borrower.

                  (b) If an Event of Default specified under clause (h) or (i) of Section 9.01 shall occur, then immediately and without notice (i) the Loans, together with interest thereon, plus the Applicable Premium and all other liabilities of Borrower hereunder and under the other Operative Documents shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and (ii) Lenders' commitments hereunder to make the Loans and any other commitment of Lenders to Borrower to advance money or extend credit pursuant to any other agreement or commitment shall be terminated.

                  (c) Borrower expressly agrees that the amount due and payable upon any such acceleration or prepayment of the Loans contrary to the terms hereof shall include a Applicable Premium as of the date of such acceleration or prepayment.

         9.03. Rights Regarding Collateral. Borrower agrees that when any Event of Default has occurred and is continuing, Lenders shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lenders may exercise any one or more or all, and in any order, of the remedies herein set forth, including the following:

                  (a) Lenders, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require Borrower to assemble the Collateral and make it available to Lenders at a place to be designated by Lenders or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any of premises of Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold. In furtherance of Lenders' rights hereunder, Borrower hereby grants to Lenders an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lenders) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Borrower now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon Lenders' exercise of their remedies hereunder.

                  (b) Lenders may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrower once at least ten (10) days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lenders may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrower, Lenders or the holder or holders of the Notes, or of any interest therein, may bid and become the purchaser at any such sale.

                  (c) Lenders may proceed to protect and enforce this Agreement and the other Operative Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

         9.04. Waiver by Borrower. Upon the occurrence of an Event of Default, to the extent permitted by law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lenders, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted.

         9.05. Effect of Sale. Any sale, whether under any power of sale available to Lenders or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all persons claiming the property sold or any part thereof under, by or through Borrower, its successors or assigns.

         9.06. Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Lenders at the time of, or received by Lenders after, the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

                  (a) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Lenders;

                  (b) Second, to the payment to Lenders of the amount then owing or unpaid on the Notes, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Notes, then first, to the unpaid interest thereon, second, to unpaid principal thereof and third to the remaining balance of the Obligations under the Notes; such application to be made upon presentation of the Notes, and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid;

                  (c) Third, to the payment of other amounts then payable to Lenders under any of the Operative Documents; and

                  (d) Fourth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

         9.07. Reinstatement of Rights. If Lenders shall have proceeded to enforce any right under this Agreement or any other Operative Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Lenders shall be restored to their former position and rights hereunder with respect to the property subject to the security interest created under this Agreement.

                                   ARTICLE X
                                  MISCELLANEOUS

         10.01. Modifications, Amendments or Waivers. The provisions of any Operative Document may be modified, amended or waived only by a written instrument signed by the parties thereto.

         10.02. No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Lenders in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Lenders are cumulative and not exclusive of any rights or remedies which it would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lenders of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

         10.03. Expenses; Indemnification. Borrower agrees upon demand to pay or reimburse Lenders for all liabilities, obligations and out-of-pocket expenses, including reasonable fees and expenses of counsel for Lenders, from time to time arising in connection with the enforcement or collection of sums due under the Operative Documents, and in connection with any amendment or modification of the Operative Documents or any "work-out" in connection with the Operative Documents. Borrower shall indemnify, reimburse and hold Lenders, each of Lenders' partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Operative Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises of Borrower, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrower shall not indemnify Lenders for any liability incurred by Lenders as a direct and sole result of Lenders' gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lenders' written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lenders, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.03. Borrower shall not settle or compromise any Claim against or involving Lenders without first obtaining Lenders' written consent thereto, which consent shall not be unreasonably withheld.

         10.04. Waivers. (a) Borrower shall give Lenders written notice within one hundred eighty (180) days of obtaining knowledge of the occurrence of any claim or cause of action it believes it has, or may seek to assert to allege against Lenders whether such claim is based in law or equity, arising under or related to this Agreement or any of the other Operative Documents or to the transactions contemplated hereby or thereby, or any act or omission to act by Lenders with respect hereto or thereto, and that if it shall fail to give such notice to Lenders with regard to any such claim or cause of action, Borrower shall be deemed to have waived, and shall be forever barred from bringing or asserting such claim or cause of action in any suit, action or proceeding in any court or before any governmental agency or authority or any arbitrator. (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDERS UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

         10.05. Notices; Payments.

                  (a) All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in writing (including telexed, telecopied or telegraphic communication) and mailed (by certified or registered mail), telexed, telegraphed, telecopied or delivered to the respective parties, as follows:

         Borrower:         At the address set forth on the cover page of this
                           Agreement.

         Lenders:          MMC/GATX PARTNERSHIP NO.
                           c/o MEIER MITCHELL & COMPANY
                           4 Orinda Way, Suite 200B
                           Orinda, California  94563
                           Attention: Contract Administration
                           FAX: (925) 254-9528
                           PH: (925) 254-9520

                           and

                           TRANSAMERICA BUSINESS CREDIT CORPORATION
                           76 Batterson Park Road
                           Farmington, Connecticut 060032-2571
                           Attention: Robert D. Pomeroy, Jr.
                           FAX: (860) 677-6766
                           PH: (860) 409-4555

or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

                  (b) Unless Lenders specify otherwise in writing, all payments shall be made by wire transfer to:

                           GATX Capital Corporation

                           Bank Name:        Bank of America
                           Bank Address:     Dallas, Texas 75202
                           Account No.:      3750878673
                           ABA Routing No.:  111-000012
                           Reference:        TriPath Imaging Invoice #_________

                           and

                           Transamerica Business Credit Corporation

                           Bank Name:        The First National Bank of Chicago
                           Bank Address:     One First National Plaza
                                             Chicago, IL 60670
                           Account No.:      55-75427
                           ABA Routing No.:  071-000-013
                           Reference:        TriPath Imaging
                           Customer No.       ____________
                           Account Name:     Transamerica Technology Finance

         10.06. Termination. This Agreement shall terminate at the end of the Term; provided, however, that the termination of this Agreement shall not affect any of the rights and remedies of Lenders hereunder, it being understood and agreed that all such rights and remedies shall continue in full force and effect until payment of all amounts owed to Lenders under or in connection with the Operative Documents, whether on account of principal, interest, fees or otherwise.

         10.07. Severability. If any provision of any Operative Document is held invalid or unenforceable to any extent or in any application, the remainder of such Operative Document and all other Operative Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

         10.08. Survival. All representations, warranties, covenants and agreements of Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of the Operative Documents, the making of the Loans hereunder, the granting of security and the issuance of the Notes.

         10.09. Relationship of Parties. Subject to a separate Intercreditor Agreement between the Lenders, Borrower and each Lender acknowledge, understand and agree that:

                  (a) The relationship between the Borrower, on the one hand, and Lenders, on the other, is, and at all time shall remain solely that of a borrower and lenders. Lenders shall not under any circumstances be construed to be partners or joint venturers of Borrower or any of its Affiliates; nor shall Lenders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Lenders do not undertake or assume any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by any Lender or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of Lenders and neither Borrower nor any Affiliate is entitled to rely thereon.

                  (b) The relationship between the Lenders is, and at all time shall remain solely that of co-lenders. Lenders shall not under any circumstances be construed to be partners or joint venturers of each other; nor shall the Lenders under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with each other, or to owe any fiduciary duty to each other. Lenders do not undertake or assume any responsibility or duty to each other to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrower or Borrower's Property, any Collateral held by any Lender or the operations of Borrower. Each Lender shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender in connection with such matters is solely for the protection of such Lender.

         10.10. Governing Law. This Agreement, the other Operative Documents and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of California. Any action to enforce this Agreement against Borrower may be brought in California or, with regard to Collateral, may also be brought wherever such Collateral is located.

         10.11. Successors and Assigns. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lenders, all future holders of the Notes, Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lenders. Each Lender may sell to any other financial entity (a "Participant") participation interests in Lender's rights under this Agreement and the other Operative Documents; provided that notwithstanding the sale of participations, such Lender shall remain solely responsible for the performance of its obligations under this Agreement, such Lenders shall remain the holder of its Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with such Lender in connection with this Agreement and the other Operative Documents. Lenders may disclose the Operative Documents and any other financial or other information relating to Borrower or any Subsidiary to any potential Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

         10.12. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         10.13. Further Assurances. Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver all further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

         10.14. Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint each Lender, the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name to execute any UCC financing statements or UCC financing statement amendments as to Collateral in any applicable jurisdiction, and generally to use its name in the exercise of all powers hereby conferred on each Lender with full power of substitution. The power and authority hereby given and granted to each Lender shall be deemed coupled with an interest and not revocable by any party. Borrower does hereby irrevocably appoint Lenders (which appointment is coupled with an interest), the true and lawful attorney-in-fact of Borrower with full power of substitution, for it and in its name (a) to perform (but Lenders shall not be obligated to and shall incur no liability to Borrower or any third party for failure to perform) any act which Borrower is obligated by this Agreement to perform, (b) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 5.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Lenders were Borrower itself, (c) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Lenders' possession or under Lenders' control,
(d) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (e) in Lenders' discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of Borrower or otherwise, which Lenders may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Lenders in and to the Collateral, and (f) to otherwise act with respect thereto as though Lenders were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default unless in Lenders' reasonable opinion immediate action is necessary to preserve or protect the Collateral. Borrower agrees to reimburse Lenders upon demand for all reasonable costs and expenses, including attorneys' fees and expenses, which Lenders may incur while acting as Borrower's attorney in fact hereunder, all of which costs and expenses are included within the Obligations.

         10.15. Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lenders in writing or through inspection pursuant to this Agreement shall be considered confidential. Lenders agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lenders uses with its own confidential information, but in any event no less than a reasonable degree of care. Lenders shall not disclose such information to any third party (other than Lenders' or Lenders' partner's attorneys and auditors subject to the same confidentiality obligation set forth herein) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lenders' rights and the enforcement of their remedies under this Agreement and the other Operative Agreements. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lenders, (c) is disclosed to Lenders by a third party' having a legal right to make such disclosure, or (d) is independently developed by Lenders.

         10.16 Logos. Borrower agrees to provide to each Lender camera ready artwork of typestyles and logos of Borrower for use in promotional material by either Lender and Borrower, upon the request of such Lender. Borrower agrees to issue a press release relating to the proposed financing, upon the request of Lenders.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                  TRIPATH IMAGING, INC



                                  By:  /s/ Eric Linsley
                                       ----------------------------------------
                                  Name:    Eric Linsley
                                       ----------------------------------------
                                  Title:     Chief Financial Officer
                                       ----------------------------------------


                                  MMC/GATX PARTNERSHIP NO. I

                                  By:  GATX Capital Corporation, as general
                                       partner

                                  By:    /s/ Patricia W. Leicher
                                       ----------------------------------------
                                  Name:    Patricia W. Leicher
                                       ----------------------------------------
                                  Title:             VP
                                       ----------------------------------------


                                  TRANSAMERICA BUSINESS CREDIT CORPORATION

                                  By:  /s/ Gary P. Moro
                                       ----------------------------------------
                                  Name:    Gary P. Moro
                                       ----------------------------------------
                                  Title:  Senior Vice President
                                       ----------------------------------------

         SCHEDULES

                  1        Funding Certificate
                  2        Disclosure Schedule
                  3        Conditions Precedent

         EXHIBITS
                  A-1      Form of MMC/GATX Secured Promissory Note
                  A-1      Form of TBCC Secured Promissory Note
                  B        Form of Warrant
                  C        Form of Opinion of Counsel

                                   SCHEDULE 1

                               FUNDING CERTIFICATE

         The undersigned, , being the duly elected and acting
------------------- of TRIPATH IMAGING, INC., a Delaware corporation ("Borrower"), does hereby certify to the Lenders (as defined in the Loan Agreement defined below) in connection with that certain Loan and Security Agreement dated as of January 19, 2000, among Borrower and certain Lenders named therein (the "Loan Agreement"; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

         1. The representations and warranties made by Borrower in Article III of the Loan Agreement and in the other Operative Documents are true and correct as of the date hereof.

         2. No event or condition has occurred and is continuing that would constitute a Default or an Event of Default under the Loan Agreement or any other Operative Document.

         3. Borrower is in compliance with the covenants and requirements contained in Articles IV, V, VI and VII of the Loan Agreement.

         4. All conditions referred to in Article VIII of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied.

         5. No material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, has occurred.

Dated:
      ----------,-------                 TRIPATH IMAGING, INC.

                                         By:
                                              ---------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                              ---------------------------------

                                   SCHEDULE 2
                               DISCLOSURE SCHEDULE


PERMITTED INDEBTEDNESS
         CLAUSE (g):


PERMITTED LIENS
         CLAUSE (c):


REPRESENTATIONS AND WARRANTIES
         SECTION 3.01(d) PROPERTIES:


         SECTION 3.01(f) LITIGATION:


AFFIRMATIVE COVENANTS
         SECTION 5.04 LOCATION OF COLLATERAL:

                                   SCHEDULE 3
                              CONDITIONS PRECEDENT

         PART I:

         At the time of execution and delivery of this Agreement, there shall also have been duly executed and delivered to Lenders:

         (a) The Warrants executed in favor of Lenders (or Persons specified by Lenders) which are exercisable for shares of Borrower's common stock, in form acceptable to Lenders;

         (b) A subordination agreement with Silicon Valley Bank in form acceptable to Lenders;

         (c)      An intercreditor agreement between the Lenders;

         (d) A favorable opinion of counsel for Borrower, dated as of the closing date, in the form attached hereto as Exhibit C or such other form or forms as Lenders may accept;

         (e) Copies, certified by the Secretary, Assistant Secretary or Chief Financial Officer of Borrower as of the closing date, of Borrower's charter documents and bylaws and of all documents evidencing corporate action taken by Borrower authorizing the execution, delivery and performance of the Operative Documents to which Borrower is a party, in form and substance satisfactory to Lenders and its counsel;

         (f) Good standing certificate from Borrower's state of incorporation and the state in which Borrower's principal place of business is located, together with certificates of the applicable governmental authorities that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date;

         (g) Evidence of the insurance coverage required by Section 6.01(d) of this Agreement;

         (h) Form UCC-1 Financing Statements, duly executed by Borrower, or other documents, and Borrower shall have taken such actions, if any, as Lenders shall reasonably determine are necessary or desirable to perfect and protect its security interest in the Collateral;

         (i) Notices of Security Interest to Depository Banks in the forms provided by Lenders;

         (j) Grants of Security Interest in patents and trademarks, in the forms provided by Lenders;

         (k) All other documents as Lenders shall have reasonably requested.

         PART II

         On or prior to the Funding Date of the Loans, each of the items set forth in Part I of this Schedule 3 shall have been delivered to such Lenders and the following conditions shall have been satisfied or waived by such Lenders:

         (a) Borrower shall have provided to Lenders such documents, instruments and agreements as Lenders shall reasonably request to evidence the perfection and priority of the security interests granted to Lenders pursuant to Article V;

         (b) No Event of Default or Default shall have occurred and be continuing;

         (c) Borrower shall have duly executed and delivered to each Lender a Note in the amount of such Lender's Loan and a Funding Certificate in the form of Schedule 1;

         (d) In Lenders' sole discretion, there shall not have occurred any material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Borrower, whether or not arising from transactions in the ordinary course of business, and there shall not have occurred since the date first written on the cover page of this Agreement any material adverse deviation by Borrower from the business plan of Borrower presented to and not disapproved by Lenders;

         (e) The representations and warranties contained in this Agreement and the other Operative Documents to which Borrower is a party shall be true and correct in all material respects as if made on such Funding Date;

         (f) Each of the Operative Documents remains in full force and effect; and

         (g) The Funding Date of the Loans under Facility A and Facility B shall not be later than January 31, 2000.

         PART III

         On or prior to the Funding Date of the Loan under Facility C, each of the items set forth in Part I of this Schedule 3 and Part II of this Schedule 3 shall have been delivered to such Lenders and the following conditions shall have been satisfied or waived by TBCC:

         (a) Borrower shall have provided to TBCC Borrower's first quarter 2000 financial statements including income statements, balance statements, cash flow statements and any financial reports as TBCC shall request ("Financial Statements") and TBCC is satisfied with its review of the Financial Statements; and

         (b) The Funding Date of the Loan under Facility C shall not be later than the Commitment Termination Date.

                                   EXHIBIT A-1

                             SECURED PROMISSORY NOTE

$3,500,000                                              Dated:  January __, 2000

         FOR VALUE RECEIVED, the undersigned, TRIPATH IMAGING, INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of MMC/GATX PARTNERSHIP NO. I ("Lender") the principal amount of Three Million Five Hundred Thousand Dollars ($3,500,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made to Borrower by Lender pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

         Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan
Rate for this Note is   % per annum based on a year of twelve 30-day months.
Borrower shall make payment of Interim Interest, if any, on the Funding Date. Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan on the first day of each month ("Payment Date"), commencing February 1, 2000, through and including July 1, 2000. Commencing on August 1, 2000, and continuing on consecutive Payment Dates thereafter, Borrower shall make to Lender thirty (30) equal payments of principal in the amount of $116,666.67, plus accrued interest on the then outstanding principal amount.

         Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender by wire transfer according to the wire transfer instructions set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of January 19, 2000, to which Borrower and Lender are parties. The Loan Agreement, among other things,
(a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. Capitalized terms, unless otherwise defined herein, shall have the meaning given such terms in the Loan Agreement.

         This Note may be not be prepaid except as set forth in Section 2.01(d) of the Loan Agreement.

         This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, plus the premium set forth in Section 2.01(d), interest on the Loan and all other amounts due Lenders under the Loan Agreement is secured under the Loan Agreement.

         Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

         Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees (based on the normal hourly rates of such attorneys or allocated costs of in-house counsel and not on a percentage of the balance of the Note) and costs, incurred by Lenders in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

                                     -A-1-

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                        TRIPATH IMAGING, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                     -A-2-

                                   EXHIBIT A-2

                             SECURED PROMISSORY NOTE

$1,750,000                                             Dated:  ___________, 2000

         FOR VALUE RECEIVED, the undersigned, TRIPATH IMAGING, INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of TRANSAMERICA BUSINESS CREDIT CORPORATION ("Lender") the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) or such lesser amount as shall equal the outstanding principal balance of the Loan made to Borrower by Lender pursuant to the Loan and Security Agreement referred to below (the "Loan Agreement"), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement.

         Interest on the principal amount of this Note from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate. The Loan
Rate for this Note is    % per annum based on a year of twelve 30-day months.
Borrower shall make payment of Interim Interest, if any, on the Funding Date. Borrower shall make payments of accrued interest only on the outstanding principal amount of the Loan on the first day of each month ("Payment Date"), commencing _________, 2000, through and including ______, 2000. Commencing on ______, 2000, and continuing on consecutive Payment Dates thereafter, Borrower shall make to Lender thirty (30) equal payments of principal in the amount of $58,333.34, plus accrued interest on the then outstanding principal amount.

         Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender by wire transfer according to the wire transfer instructions set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of January 19, 2000, to which Borrower and Lender are parties. The Loan Agreement, among other things,
(a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. Capitalized terms, unless otherwise defined herein, shall have the meaning given such term in the Loan Agreement.

         This Note may be not be prepaid except as set forth in Section 2.01(d) of the Loan Agreement.

         This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, plus the premium set forth in Section 2.01(d), interest on the Loan and all other amounts due Lenders under the Loan Agreement is secured under the Loan Agreement.

         Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

         Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys' fees (based on the normal hourly rates of such attorneys or allocated costs of in-house counsel and not on a percentage of the balance of the Note) and costs, incurred by Lenders in the enforcement or attempt to enforce any of Borrower's obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

                                     -A-3-

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

                                     TRIPATH IMAGING, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     -A-4-

                                    EXHIBIT C

                           FORM OF OPINION OF COUNSEL



                                     [Date]



MMC/GATX PARTNERSHIP NO. I
c/o GATX Capital Corporation, Agent
Four Embarcadero Center
Suite 2200
San Francisco, California 94111

and

TRANSAMERICA BUSINESS CREDIT CORPORATION
76 Batterson Park Road
Farmington, Connecticut 060032-2571

Ladies and Gentlemen:

         We have acted as counsel for TRIPATH IMAGING, INC. (the "Borrower") in connection with (i) the execution of the Loan and Security Agreement of even date herewith (the "Loan Agreement") among Borrower, MMC/GATX PARTNERSHIP NO. I and TRANSAMERICA BUSINESS CREDIT CORPORATION ("Lenders"), (ii) the issuance of warrants to purchase Borrower's Common Stock (the "Warrants") and (iii) the transactions contemplated thereby. This opinion is being rendered to you pursuant to Section 8.01 of the Loan Agreement. Capitalized terms not otherwise defined in this opinion have the meaning given them in the Loan Agreement.

         In connection with this opinion and our representation, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

         (i)      The Loan Agreement;

         (ii)     The Warrants;

         (iii)    The Notes dated as of [Date];

         (iv) The Restated Articles of Incorporation and the Bylaws of Borrower, each as in effect on the date hereof;

         (v) The certificate of an officer of Borrower as to certain factual matters ("Officer Certificate");

         (vi) Certificates issued by the Secretary of State of the State of [state of incorporation] dated December __, 1999, certifying the good standing of Borrower;

                                     -C-1-

         (vii) Such other documents, records, and certificates as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.

         The Loan Agreement, the Notes and the Warrants are hereinafter referred to as the "Transaction Documents."

         In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimile, telecopied or photostatic copies thereof. As to certain matters of fact material to our opinion, we have relied upon the Officer Certificate and upon your representations in the Transaction Documents.

         As used in this opinion, the expression "to the best of our knowledge," means the actual present knowledge or belief of those attorneys in our firm who have or who are currently representing Borrower. We have not undertaken any independent investigation to determine the existence or nonexistence of other facts, and no inference as to our knowledge of the existence or nonexistence of other facts should be drawn from the fact of this firm's representation of Borrower in connection with the Transaction Documents.

         Based upon and subject to the foregoing and subject to the qualifications contained herein, we are of the opinion that:

         (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of [state of incorporation].

         (b) Borrower has the requisite corporate power and authority to execute, deliver and perform the Transaction Documents and to issue the Warrants. All action on the part of Borrower, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Transaction Documents, has been taken. The Transaction Documents have been duly executed and delivered by an authorized officer of Borrower.

         (c) The execution, delivery and performance of the Transaction Documents do not conflict with or violate any provision of Borrower's Restated Articles of Incorporation or Bylaws or of applicable law and, to the best of our knowledge, do not conflict with or constitute a default under any provision of any judgment, writ, decree, order or material agreement, indenture, or instrument to which Borrower is a party or by which it is bound.

         (d) The Transaction Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms. To our knowledge, no filing need be made with any governmental authority with respect to the Transaction Documents in connection with an exemption from state usury laws or in connection with any other matter.

         (e) The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise, and when issued in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions set forth above are subject to the following additional qualifications, assumptions, limitations and exceptions:

                                     -C-2-

         (A) The effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally.

         (B) Limitations imposed by general equitable principles upon the specific enforceability of any of the provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

         (C) We express no opinion as to the enforceability of any choice of law provision in the documents.

         (D) We express no opinion as to the compliance or noncompliance with applicable antifraud statutes under the rules and regulations of state and federal securities laws concerning the issuance of the Warrant.

         (E) We express no opinion herein concerning any law other than the law of the State of California, [the General Corporation Law of the State of Delaware] and the federal laws of the United States of America.

         This opinion is furnished to you solely for your benefit and may not be relied upon by any other person (other than assignees of any of your rights) without our prior written consent, which consent shall not be unreasonably withheld or delayed.

                                                      Very truly yours,

                                     -C-3-